UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2025

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

 N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On August 5, 2025, Lindblad Expeditions Holdings, Inc. (“Lindblad”) announced that its wholly-owned subsidiary Lindblad Expeditions, LLC (the “Issuer”) intends to offer senior secured notes, subject to market and customary conditions (the “Notes Offering”). The notes will be senior secured obligations of the Issuer and will be guaranteed by Lindblad and certain of its subsidiaries (other than the Issuer) (collectively, the “Note Guarantors”) and will be secured, subject to permitted liens and certain other exceptions, by a first-priority lien on substantially all the assets of the Issuer and the Note Guarantors.

The Issuer intends to use the net proceeds from the proposed offering, together with cash on hand, (i) to fund its concurrently announced tender offer (the “Tender Offer”) for any and all of its outstanding 6.750% Senior Secured Notes due 2027 (the “2027 Notes”) and (ii) to fund the redemption of all of Lindblad’s 9.000% Senior Secured Notes due 2028 (the “2028 Notes”), including, in each case, to pay fees and expenses in connection therewith. The Issuer also intends to call for redemption any 2027 Notes not tendered in the Tender Offer on or after February 15, 2026, at the then applicable redemption price of 100.000%.

A copy of the press release announcing the Notes Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Neither this report nor the exhibits hereto shall constitute an offer to purchase or the solicitation of an offer to sell any securities. The Notes Offering is being made exclusively pursuant to the offering memorandum, which sets forth the terms and conditions of the Notes Offering. The Tender Offer is being made solely by means of the Offer to Purchase and Consent Solicitation Statement.

Concurrent with the Notes Offering, the Issuer intends to enter into an amendment (the “Revolving Credit Facility Amendment”) to the credit agreement governing its revolving credit facility (the “Revolving Credit Facility”) providing for, among other things, (i) an additional $15.0 million of commitments in addition to the $45.0 million of existing commitments under the Revolving Credit Facility, for a total of $60.0 million in commitments, (ii) an extension of the maturity date of the Revolving Credit Facility to be five years after the closing date of the Revolving Credit Facility Amendment and (iii) certain other changes thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Lindblad, dated August 5, 2025, related to the Notes Offering.
99.2	Press Release of Lindblad, dated August 5, 2025, related to the Tender Offer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

August 5, 2025	By:	/s/ Rick Goldberg
Rick Goldberg, Chief Financial Officer